UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 25, 2007 (Date of earliest event reported)

WEBEX COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30849	77-0548319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3979 Freedom Circle

Santa Clara, California 95054

(Address of principal executive offices)

Telephone: (408) 435-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As a result of the Merger (as defined in Item 5.01) and related transactions, WebEx Communications, Inc. (the “Company”) no longer fulfills the numerical listing requirements of The NASDAQ Global Select Market (“NASDAQ”). Accordingly, the Company has requested that the Company common stock, par value $0.001 per share (the “Common Stock”), be withdrawn from listing on NASDAQ as of the close of business on May 25, 2007. On May 25, 2007, NASDAQ Stock Market LLC (“NASDAQ LLC”) filed with the Securities and Exchange Commission (“SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 to delist and deregister the Common Stock. Upon the filing of the Form 25 by NASDAQ LLC, the Common Stock was delisted from NASDAQ. The Company will also file with the SEC a Certification on Form 15 under the Exchange Act, requesting that the Common Stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 5.01	Changes in Control of Registrant

On March 15, 2007, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cisco Systems, Inc. (“Cisco”) and Wonder Acquisition Corp., a wholly-owned subsidiary of Cisco (“Purchaser”). As directed by the Merger Agreement, on March 27, 2007, Cisco, through Purchaser, commenced a tender offer to purchase all outstanding Common Stock at a purchase price of $57.00 per share, net to the seller in cash without interest, less brokerage fees and less any required withholding taxes.

The tender offer expired at 12:00 Midnight, New York City time, on Monday, May 21, 2007. As a result of the tender offer, Purchaser acquired approximately 90.1% of the outstanding shares of Common Stock of the Company.

On May 25, 2007, Cisco completed the acquisition of the Company through the merger of Purchaser with and into the Company (the “Merger”) in accordance with applicable provisions of Delaware law that authorize the completion of the Merger without a vote of stockholders of the Company. In the Merger, all remaining shares of Common Stock (other than shares of Common Stock held by Purchaser or held by Company stockholders who properly exercise their appraisal rights under applicable Delaware law) were converted into the right to receive $57.00 per share, net to the seller in cash without interest thereon, less any required withholding taxes.

Cisco cash on hand was used to fund the payment of the purchase price.

The foregoing description of the Merger Agreement and related transactions do not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Merger Agreement, upon consummation of the Merger on May 25, 2007, the certificate of incorporation of the Company was amended and restated in its entirety to read as the amended and restated certificate of incorporation set forth on Exhibit B to the Merger Agreement. The Amended and Restated Certificate of Incorporation of the Company is filed as Exhibit 3.1 hereto and incorporated by reference herein. Also, following consummation of the Merger, on May 30, 2007, the bylaws of the Company were amended and restated in their entirety to read as set forth in Exhibit 3.2 filed herewith, which exhibit is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of March 15, 2007, by and among Cisco Systems, Inc., Wonder Acquisition Corp., a wholly owned subsidiary of Cisco Systems, Inc., and WebEx Communications, Inc. (incorporated by reference to Exhibit 2.1 of Current Report on Form 8-K filed March 15, 2007).*

3.1	Amended and Restated Certificate of Incorporation of WebEx Communications, Inc. (incorporated by reference to Exhibit B to Exhibit 2.1 of Current Report on Form 8-K filed March 15, 2007).

3.2	Amended and Restated Bylaws of WebEx Communications, Inc.

*	Schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. WebEx Communications, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2007	WEBEX COMMUNICATIONS, INC.

	By:	/s/ David Farrington
	Name:	David Farrington
	Title:	Vice President

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of March 15, 2007, by and among Cisco Systems, Inc., Wonder Acquisition Corp., a wholly owned subsidiary of Cisco Systems, Inc., and WebEx Communications, Inc. (incorporated by reference to Exhibit 2.1 of Current Report on Form 8-K filed March 15, 2007).*

3.1	Amended and Restated Certificate of Incorporation of WebEx Communications, Inc. (incorporated by reference to Exhibit B to Exhibit 2.1 of Current Report on Form 8-K filed March 15, 2007).

3.2	Amended and Restated Bylaws of WebEx Communications, Inc.

*	Schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. WebEx Communications, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.